KPMG LLP

Aon Center

Suite 5500

200 E. Randolph Street

Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 24, 2024, with respect to the financial statements and financial highlights of Nuveen Taxable Municipal Income Fund.

Chicago, Illinois

June 26, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 (No. 333-276610) of Nuveen Taxable Municipal Income Fund of our report dated May 28, 2025, relating to the financial statements and financial highlights which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

June 5, 2025